Exhibit 99.1

GSE Solutions Files its 2019 Annual Report
and Regains Compliance with Nasdaq Listing Rules

Columbia, MD – June 15, 2020 - GSE Systems, Inc. (“GSE Solutions”, “GSE”, or “the Company”) (Nasdaq: GVP), a leader in delivering and supporting end-to-end training, engineering, compliance, simulation, and workforce solutions to the power industry, today announced that on June 11, 2020 the Company filed its Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”), which was delayed due to circumstances primarily stemming from the COVID-19 pandemic, and as a result the Company has regained compliance with Nasdaq’s Listing Rule 5250(c)(1) .

Today the Company will file an amended 8-K, with revised financial results for the fourth quarter and full year 2019.  These results supersede the results previously disclosed in the Company’s April 14, 2020 press release.

ABOUT GSE SOLUTIONS
We are the future of operational excellence in the power industry. As a collective group, GSE Solutions leverages top skills, expertise, and technology to provide highly specialized solutions that enable customers to achieve the performance they envision. Our experts deliver and support end-to-end training, engineering, compliance, simulation, and workforce solutions that help the power industry reduce risk and optimize plant operations. GSE is a proven solution provider, with more than four decades of industry experience and more than 1,100 installations serving hundreds of customers in over 50 countries spanning the globe. www.gses.com

FORWARD LOOKING STATEMENTS
We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements reflect our current expectations concerning future events and results. We use words such as “expect,” “intend,” “believe,” “may,” “will,” “should,” “could,” “anticipates,” and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact	The Equity Group Inc.
Kyle Loudermilk	Kalle Ahl, CFA
Chief Executive Officer	(212) 836-9614
GSE Systems, Inc.	kahl@equityny.com
(410) 970-7800